UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Modification of Compensatory Arrangements With Executive Officers

On August 28, 2012, the Compensation Committee of Supernus Pharmaceuticals, Inc. (the “Company”) approved modifications of the base salaries of its executive officers, as follows:

The annual base salary of Jack A. Khattar, the Company’s President and Chief Executive Officer, was increased from $432,786 to $450,000.

The annual base salary of Gregory S. Patrick, the Company’s Vice President and Chief Financial Officer, was increased from $265,000 to $300,000.

The annual base salary of Stefan K.F. Schwabe, MD, Ph.D., the Company’s Executive Vice President and Chief Medical Officer, was increased from $320,000 to $330,000.

The annual base salary of Padmanabh P. Bhatt, Ph.D., the Company’s Senior Vice President, Intellectual Property and Chief Scientific Officer, was increased from $290,884 to $306,000.

The annual base salary of Jones W. Bryan, Ph.D., the Company’s Vice President of Business Development, was increased from $223,364 to $250,000.

The annual base salary of Tami T. Martin, R.N., Esq., the Company’s Vice President of Regulatory Affairs, was increased from $221,095 to $240,000.

These increases were the result of the Compensation Committee’s review subsequent to completion of the Company’s recent initial public offering to ensure that the base salaries of the Company’s executive officers are in line with the base salaries of executive officers of other public companies operating in its industry.  These increases in annual base salary will become effective on September 1, 2012.  All other terms and conditions of the Company’s compensatory arrangements with these executive officers remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: August 31, 2012	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer